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                                                                     Exhibit 1.1


                            ARTICLES OF INCORPORATION


Adopted on
                            March 6, 1968

Amended on
                            July 10, 1968                  February 20, 1969
                            March 20, 1969                 June 16, 1969
                            February 7, 1970               February 6, 1971
                            November 23, 1971              February 4, 1972
                            November 29, 1972              February 12, 1973
                            February 5, 1974               February  8,1975
                            February 6, 1976               February 8, 1977
                            February 25, 1978              February 24, 1979
                            February 28, 1981              February 23, 1982
                            February 18, 1984              February 5, 1985
                            February 26, 1986              March 7, 1987
                            February 27, 1988              March 15, 1989
                            March 6, 1990                  March 14, 1991
                            March 7, 1992                  October 13, 1992
                            March 8, 1994                  April 15, 1994
                            March 15, 1995                 March 15, 1996
                            March 14, 1997                 March 17, 1998
                            August 20, 1998                March 16, 1999
                            March 17, 2000                 March 16, 2001
                            March 15, 2002                 March 14, 2003



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                          CHAPTER I. GENERAL PROVISIONS


ARTICLE 1. COMPANY NAME

     The name of the Company in Korean shall be "CHUSIK HOESA POSCO" AND IN ENGLISH, "POSCO".


ARTICLE 2. PURPOSE

     The purpose of the Company is to engage in the following business activities:

     1. To manufacture, market, promote, sell and distribute iron, steel and rolled products;

     2. To engage in harbor loading and unloading, transportation and warehousing businesses;

     3.   To engage in the management of professional athletic organizations;

     4. To engage in the supply of LNG and power generation, and as well as in the distribution business thereof;

     5.   To engage in leasing of real estate and distribution businesses;

     6.   To engage in the supply of district heating business;

     7. To engage in marine transportation, processing and sales of minerals within or outside of Korea; and

     8. To engage in all other conduct, activities or businesses which are related, directly or indirectly, to the attainment and continuation of the foregoing purposes.


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ARTICLE 3. LOCATION OF THE HEAD OFFICE AND BRANCHES

     The head office of the Company shall be located in Pohang, Kyungsangbuk-Do, the Republic of Korea ("Korea"). Branches may be established elsewhere by resolution of the Board of Directors of the Company.

ARTICLE 4. NOTICES

   Public notices by the Company shall be given, when necessary, by inserting them in the Korea Daily News, the Maeil Shinmun and the Kwangju Ilbo, daily newspapers published in Seoul, Daegu Metropolitan City and Kwangju Metropolitan City, respectively.



                               CHAPTER II. SHARES


ARTICLE 5. TOTAL NUMBER OF AUTHORIZED SHARES

     The total number of shares which the Company is authorized to issue ("Authorized Shares") is two hundred million (200,000,000) shares.


ARTICLE 6. FACE VALUE, TYPES OF SHARES AND SHARE CERTIFICATES

     The types of shares to be issued by the Company shall be registered common shares, registered preferred shares and registered convertible preferred shares, having a face value of 5,000 Won per share.

     Share certificates shall be issued by the Company in denominations of one
(1), three (3), four (4), five (5), ten (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000) and ten thousand (10,000) shares as the shareholders may request.


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ARTICLE 7. NUMBER AND CONTENTS OF PREFERRED SHARES

     (1) Preferred shares to be issued by the Company shall be non-voting, and the number thereof shall not exceed the limit prescribed in the mandatory provisions of the applicable laws or regulations.

     (2) The dividends on non-voting preferred shares shall be not less than 9 % per annum of the par value and the rate thereof shall be determined by the Board of Directors at the time of issuance.

     (3) Notwithstanding Paragraph (2), a dividend on preferred shares shall not be required to be declared in case the amount available for dividend is less than the aggregate amount of the minimum dividend.

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ARTICLE 8. NUMBER AND CHARACTERISTICS OF CONVERTIBLE PREFERRED SHARES

     (1) Convertible preferred shares to be issued by the Company shall be non-voting, and the number thereof shall not exceed the limit prescribed in the mandatory provisions of the applicable laws or regulations.

     (2) The dividends on non-voting convertible preferred shares shall be not less than 8% per annum of the par value and the rate thereof shall be determined by the Board of Directors at the time of issuance. In case of conversion, Paragraph (5) of Article 11 shall apply, mutatis mutandis, in respect of dividends on the new shares issued upon conversion.

     (3) One (1) convertible preferred share shall be converted into one (1) common share at the request of the holder of such convertible preferred share at any time during the three (3) year period beginning on the day immediately following the date of issuance of such convertible preferred share; provided, however, that the conversion period may be adjusted prior to their issuance by resolution of the Board of Directors within the period set forth above; provided, further, that, the Board of Directors shall appropriate of certain events such as a subdivision or consolidation of the common shares or other events as determined by the Board of Director prior to the issuance of the convertible preferred shares which would otherwise result in a change in the proportionate shareholding ratio of the holders of convertible preferred shares on an as-converted basis.

     (4) Notwithstanding the provision of Paragraph (2), a dividend on convertible preferred shares shall not be required to be declared in case the amount available for dividend is less than the aggregate amount of the minimum dividend.

     (5) Convertible preferred shares may have additional rights and characteristics as will be determined by the Board of Directors prior to the issuance thereof.


ARTICLE 9. SHARES TO BE ISSUED AT THE TIME OF INCORPORATION


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     The Company shall issue 40,000 shares at the time of incorporation.


ARTICLE 10. NO ISSUANCE OF SHARE CERTIFICATES

     If a shareholder does not desire to receive share certificates representing the whole or part of the shares owned by him, no share certificates representing such shares shall be issued by the Company.

ARTICLE 11. PRE-EMPTIVE RIGHTS

     (1) Except as otherwise provided by Paragraphs (2) through (4) of this
Article 11 and the mandatory provisions of the applicable laws or regulations, in case of the issuance of new shares, the shareholders of the Company shall have the right to subscribe for such newly issued shares in proportion to the number of shares held by each of them; provided, however, that the Company may, by resolution of the Board of Directors, allocate preferred shares to holders of preferred shares, or convertible preferred shares to holders of convertible preferred shares in proportion to the number of shares held by each of them.

     (2) New shares may be allocated to persons other than the existing shareholders by a resolution of the Board of Directors in the following cases:

     1. If the Company issues new shares by a public offering or has underwriters underwrite new shares by a public offering in accordance with the provisions of the Securities and Exchange Act;

     2. If the Company allocates new shares to the members of the Company's Employee Stock Ownership Association in accordance with the provisions of the Securities and Exchange Act;

     3. If the Company issues new shares for the issuance of depositary receipts in accordance with the provisions of the Securities and Exchange Act;

     4. If the Company issues new shares through offering to the public investors by the resolutions of the Board of Directors in accordance with the Securities and Exchange Act;

     5. If the Company issues new shares to the existing creditors in order to convert the debt into capital;


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     6.   If the Company issues new shares to the domestic and/or foreign entities in accordance with the joint venture agreement or technology license agreement executed by and between the Company and such entities for the management purposes;

     7. If the Company issues new shares to the domestic and/or foreign financial institutions in order to finance the Company in the emergent cases; and

     8. If the Company issues new shares by the exercise of the stock option in accordance with the provisions of the Securities and Exchange Act.

     (3) Any shares unsubscribed after the exercise of pre-emptive rights by shareholders who are entitled to them or any fractional shares remaining after the allocation of new shares may be disposed of by a resolution of the Board of Directors.

     (4) Notwithstanding the provisions of Paragraphs (2) through (3) of this
Article 11, new shares may be allocated to persons other than the existing shareholders by a special resolution of a General Meeting of Shareholders WHEN IT IS DEEMED NECESSARY FOR ATTAINING THE PURPOSES OF THE COMPANY SUCH AS INTRODUCTION OF NEW TECHNOLOGY AND FINANCIAL RESTRUCTURING.

     (5) In case the Company issues new shares by a rights offering, bonus issue or stock dividend, such shares will be deemed to have been issued at the end of the fiscal year immediately preceding the fiscal year during which the shares are issued.


ARTICLE 12. OFFERING TO PUBLIC INVESTORS, ETC.

     (1) The Company may issue new shares not more than ten-hundredths of total issued shares of the Company through offering to public investors by the resolution of the Board of Directors in accordance with the Securities and Exchange Act.

     (2) In case the Company issues new shares in accordance with the resolution of the Board of Directors due to the reasons set forth in Subparagraphs 5 through 7 of Paragraph (2) of Article 11, the total face amount of new shares can not exceed 100 billion Won.


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     (3) The type, number and the issue price of the shares to be issued by the manner as set forth in Paragraphs (1) and (2) shall be determined by the resolution of the Board of Directors; provided that the issue price of the new shares must be not less than the price as set forth in the Presidential Decree to the Securities and Exchange Act.


ARTICLE 13. STOCK OPTION

     (1) The Company may grant its officers and employees stock options within the limits permitted by the Securities and Exchange Act by a special resolution of the General Meeting of Shareholders or by the process set forth in the relevant laws.

     (2) The persons who are entitled to receive such stock options shall be officers or employees of the Company who have contributed, or is capable of contributing, to the establishment, management or the innovation of technology of the Company, except for such officers or employees who cannot receive such stock options in accordance with the relevant laws.

     (3) The shares to be issued upon the exercise of stock option shall be common shares or preferred shares in registered form(in case the Company pays the difference between the exercise price of stock option and the market price of such shares in cash or treasury shares, sych shares shall be the basis of the calculation of such difference).

     (4) The total number of shares to be issued by the exercise of the stock option shall not exceed the limit permitted by the relevant laws.

     (5) Except otherwise set forth in the relevant laws, the stock option may be exercisable by a person who has served for the Company for two (2) years or more from the date of the General Meeting of Shareholders or any other determination date, at which a resolution to grant such stock option was adopted. The stock option may be exercisable within seven (7) years from the date after two (2) years have elapsed from the date of the General Meeting of Shareholders or any other determination date, at which a resolution to grant such stock option was adopted.

     (6) The exercise price per share and other terms and conditions for exercising of stock option shall be determined by the special resolution of the General Meeting of Shareholders in accordance with the relevant laws. Matters that do not require the resolution of the General Meeting of Shareholders by the relevant laws can be determined by the Board of Directors or the committee delegated by the Board of Directors.

     (7) The provision of Paragraph (5) of Article 11 shall apply mutatis mutandis to the distribution of dividends on the new shares to be issued by the exercise of the stock option.

     (8) In the following instances, the Company may, by a resolution of the Board of Directors, cancel the stock options:

     1. If the officers or employees voluntarily resign or are removed from the Company after having been granted the stock options;

     2. If the officers or employees inflict on the Company material damages or losses, whether intentionally or by mistake; or

     3. If any other events of cancellation of stock options occur as prescribed in the agreements of granting such stock options.


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ARTICLE 14. REGISTRATION AND ALTERATION OF AN ENTRY IN THE REGISTER OF
            SHAREHOLDERS

     (1) The Company shall, by resolution of the Board of Directors, appoint an agent to attend to the registration of transfer of shares and bonds and creation of pledges thereon, the indication of trust assets, the re-issuance of share certificates and any other matters relating thereto. Specific procedures therefor shall be in accordance with applicable laws and regulations relating to such matters and the rules the agent may set forth.

     (2) Shareholders and registered pledgees who reside in foreign countries shall appoint and report the place where, and an agent to whom, notices will be given in Korea.


ARTICLE 15. FEES

     The Company may, by resolution of the Board of Directors, charge, or have the register agent charge, a fee for services it renders in connection with any of the matters set forth in Article 14 above, or for any services related to shareholder inspection of the Company's financial statements or other documents, and for providing any copies thereof.


ARTICLE 16. SUSPENSION OF ALTERATIONS OF ENTRIES IN THE REGISTER OF SHAREHOLDERS

     (1) The Company shall suspend entries of alterations, registration or cancellation of pledges over shares and indication of trust assets and cancellation thereof in the Register of Shareholders FOR A PERIOD COMMENCING ON JANUARY 1 AND ENDING ON JANUARY 31 OF EACH YEAR.

     (2) The Company may, by resolution of the Board of Directors, suspend the entry of a change as to the matters contained in the Register of Shareholders for a specified period of time or set a record date when deemed necessary and for the purpose of convening an Extraordinary General Meeting of Shareholders; provided, however, that the period of suspension shall not exceed three (3) months and two (2) weeks prior notice of suspension or fixing of a record date has been given to the shareholders. The Board of Directors may, when deemed necessary, both suspend the entry of a change in the Register of Shareholders and set a record date.


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                               CHAPTER III. BONDS


ARTICLE 17. ISSUANCE OF CONVERTIBLE BONDS

     (1) The Company may issue convertible bonds in the aggregate fact amount not exceeding one trillion (1,000,000,000,000) Won to persons other than the shareholders in the following cases:

     1.   If the Company issues convertible bonds by public offering.

     2. If the Company enters into a Joint Venture Agreement or a Technical License and Transfer Agreement, when it is deemed necessary, and issues convertible bonds to any domestic or international corporation accordingly.

     3. If the Company issues convertible bonds to a domestic or international financial institution to provide urgently needed funds.

     (2) Convertible bonds mentioned in Paragraph (1) may, by resolution of the Board of Directors, be issued with their conversion rights limited to a certain portion of their face amount.

     (3) Upon conversion from the aggregate face amount of convertible bonds, common shares may be issued up to six hundred billion (600,000,000,000) Won and preferred shares may be issued up to four hundred billion (400,000,000,000) Won, and the conversion price, which shall not be less than the par value of the shares, shall be determined by resolution of the Board of Directors at the time of issuance of the convertible bonds.

     (4) The conversion period shall be the period commencing from the date of issuance of the convertible bonds and ending on the date immediately preceding the date of redemption of the convertible bonds. The conversion period may be adjusted by a resolution of the Board of Directors; provided, that the conversion period shall in any event fall within the period mentioned above.

     (5) The provisions of Article 11, Paragraph (5) shall apply mutatis mutandis to the payment of dividends on the shares issued upon conversion and the payment of interest on the convertible bonds.


ARTICLE 18. ISSUANCE OF BONDS WITH WARRANTS


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     (1) The Company may issue bonds with warrants in the aggregate face amount not exceeding one trillion (1,000,000,000,000) Won to persons other than the shareholders in the cases prescribed in Paragraph (1) of Article 17.

     (2) The amount with respect to which the pre-emptive rights may be exercised shall be determined by resolution of the Board of Directors; provided, that such amount shall not in any event exceed the aggregate face amount of the bonds with warrants.

     (3) Upon exercise of the warrants, from the aggregate face amount of bonds with warrants, common shares may be issued up to six hundred billion (600,000,000,000) Won and preferred shares may be issued up to four hundred billion (400,000,000,000) Won, and the issue price, which shall not be less than the face value of the shares, shall be determined by resolution of the Board of Directors at the time of issuance of the bonds with warrants.

     (4) The period during which the pre-emptive rights may be exercised shall be the period commencing from the date of issuance of the bonds with warrants and ending on the date immediately preceding the date of redemption of the bonds with warrants. The period during which the pre-emptive rights may be exercised may be adjusted by resolution of the Board of Directors; provided, that such period shall in any event fall within the period mentioned above.

     (5) The provisions of Article 11, Paragraph (5) shall apply, mutatis mutandis, to the payment of dividends on the new shares issued upon exercise of the pre-emptive rights.


ARTICLE 19. PROVISIONS APPLICABLE MUTATIS MUTANDIS TO THE ISSUANCE OF THE BONDS

     Articles 14 and 15 of these Articles of Incorporation shall apply mutatis mutandis to the issuance of the bonds.


                   CHAPTER IV. GENERAL MEETING OF SHAREHOLDERS


ARTICLE 20. CONVENING OF GENERAL MEETINGS.


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     (1) An Ordinary General Meeting of Shareholders shall be held within three
(3) months after the end of each fiscal year, and an Extraordinary General Meetings of Shareholders may be convened at any time in compliance with a resolution of the Board of Directors and applicable laws or regulations.

     (2) Shareholders may act only with respect to matters set forth in a written notice at a General Meeting of Shareholders.

     (3) The General Meeting of Shareholders shall be held in Seoul or at the place where the Company's head office is located.

     (4) A General Meeting of Shareholders shall be convened by the Chairman of the Company or by the President or Vice President of the Company acting under the Chairman's authorization.


ARTICLE 21. NOTICES

     (1) Written notice of each General Meeting of Shareholders of the Company shall state the date, time, place of the Meeting and the purposes for which the Meeting has been called. The written notice shall be dispatched to all the shareholders at least two weeks prior to the date set for such Meeting.

     (2) The written notice of a General Meeting of Shareholders to be given to shareholders holding one-hundredth or less of the total number of voting shares in issue may be substituted by notices made in the Korea Daily News published in Seoul, the Maeil Shinmun published in Daegu Metropolitan City and the Kwangju Ilbo published in Kwangju Metropolitan City; provided, however, that at least two notices are made in said publications two weeks prior to the date set for such Meeting.


ARTICLE 22. PRESIDING OFFICER

   The Chairman, or the officer who takes his place according to Article 40 hereof, shall preside at a General Meetings of Shareholders.


ARTICLE 23. AUTHORITY OF THE PRESIDING OFFICER


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     The officer presiding at a General Meeting of Shareholders may order any person to cease making any statements or leave the Meeting or that the statements made by such person be stricken from the record if the presiding officer determines that such person is deliberately preventing deliberations or is disturbing the order of the proceedings at the General Meeting. The persons so ordered shall comply with the presiding officer's instructions.


ARTICLE 24. VOTE BY PROXY

     (1) Any shareholder entitled to vote at a General Meeting of Shareholders shall have the right to vote by proxy.

     (2) Any shareholder may exercise his vote by proxy. However, the proxy shall submit a document evidencing the power of representation before the opening of the General Meeting. However, in the case of a juridical person, any of its officers or directors may be a proxy.


ARTICLE 25. QUORUM AND REQUISITE FOR RESOLUTIONS

     (1) Except as otherwise provided in these Articles of Incorporation or those mandatory provisions of the applicable laws or regulations, all actions and resolutions of a General Meeting of Shareholders shall be adopted by the affirmative vote of a majority of the voting shares of the shareholders present, which shall represent at least one-fourth of the voting shares of the Company then issued and outstanding.

     (2) In the following cases, the resolutions of a General Meeting of Shareholders shall be adopted by the affirmative vote of at least two-thirds of the voting shares of the shareholders present, which shall represent at least one-third of the voting shares of the Company then issued and outstanding:

     1.   Amendment of the Articles of Incorporation;

     2.   Transfer of all or any important part of the business;

     3. Execution, amendment or rescission of a contract for leasing the whole of the business, for entrustment of management, or for sharing with another person all profits and losses in relation to the business or of a similar contract;

     4. Transfer of any parts of business of any other company, which may have great influence


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          upon the business of the Company;

     5.   Merger or consolidation of the Company; and

     6. Any other matter for which such vote is required by Korean laws and regulations.

     (3) The Company shall not have the cumulative voting system prescribed under the Commercial Code and other related laws.


ARTICLE 26. MINUTES OF GENERAL MEETING

     The substance of the course of the proceedings of a General Meeting of Shareholders and the results thereof shall be recorded in the minutes which shall bear the names and seals or signatures thereon of the presiding officer and of the Directors present at the Meeting, and shall be preserved in the archives of the Company.



                   CHAPTER V. DIRECTOR AND BOARD OF DIRECTORS


ARTICLE 27. NUMBER OF OFFICERS AND METHOD OF ELECTION

     The Company shall have seven (7) standing Directors and eight (8) outside Directors.


ARTICLE 28. ELECTION OF THE DIRECTORS

     (1) The Directors shall be elected at the General Meeting of Shareholders.

     (2) By resolution of the Board of Directors, the Company shall appoint the Chairman and Representative Director, the President and Representative Director from among standing Directors, and Executive Vice Presidents, Senior Managing Directors and Managing Directors from among standing Directors recommended by the Chairman.


ARTICLE 29. RECOMMENDATION OF, AND QUALIFICATION FOR CANDIDATE FOR STANDING
            DIRECTORS


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     (1) A candidate for standing Director shall be recommended by the Board of
Directors after his qualification is approved by the Director Candidate Recommendation and Evaluation Committee as prescribed in Paragraph (1) of
Article 45.

     (2) A standing Director shall be a person capable of managing the Company, who has working experience as an officer or employee of the Company or sufficient experience in the related business area.

     (3) A person (i) who retired prior to the completion of the full term of office due to material fault or unsound management, (ii) who was sentenced to imprisonment or a heavier penalty and for whom five years have not passed since the termination thereof or exemption therefrom or (iii) who is serving a suspended sentence or who was sentenced to a stay of execution and for whom two years have not passed since the expiration of the period of stay of execution cannot be a Director of the Company.


ARTICLE 30. RECOMMENDATION OF CANDIDATE FOR OUTSIDE DIRECTORS

     (1) A candidate for outside Director shall be recommended by the Director Candidate Recommendation and Evaluation Committee as prescribed in Paragraph (1) of Article 45. Such candidates shall be among those qualified persons as prescribed in Article 31.

     (2) A shareholder holding the voting shares of the Company may recommend a candidate for outside Director to the Director Candidate Recommendation and Evaluation Committee by the exercise of the shareholder proposal right under the Securities and Exchange Act.

     (3) The Director Candidate Recommendation and Evaluation Committee shall determine the details regarding recommendation for, and evaluation on qualification of, candidates for outside Director.


ARTICLE 31. QUALIFICATION FOR CANDIDATE FOR OUTSIDE DIRECTORS

     An outside Director must have sufficient and professional knowledge or experience in the areas of industry, finance, education, law, accounting and public administration and also must be qualified under the relevant laws.


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ARTICLE 32. DUTIES OF REPRESENTATIVE DIRECTOR

     (1) Each Representative Director shall represent the Company, execute matters determined by the Board of Directors, control all affairs of the Company and provide all Directors with the updated information regarding the recent status of management and the Company.

     (2) The Representative Directors and Directors shall carry on the administration of the affairs of the Company in accordance with the duties assigned to them by the Chairman.


ARTICLE 33. DUTIES OF DIRECTORS

     (1) The Directors, as the prudent manager, shall faithfully perform their duties for the Company such as attending the meeting of the Board of Directors, etc. in accordance with the laws and the Articles of Incorporation.

     (2) If a Director finds any matter that may inflict any material loss to the Company, he shall immediately report it to the Audit Committee.


ARTICLE 34. TERM OF DIRECTORS

     The term of office of the Directors shall be within three (3) years; provided, however, that the term of office for Directors shall be extended until the close of the Ordinary General Meeting of Shareholders which is to be held with respect to the fiscal year which is the last to end during their terms in office.


ARTICLE 35. BY-ELECTION

     (1) In the event of any of the absence or inability to perform the duties as a Director, an Extraordinary General Meeting of Shareholders shall be convened to fill the vacancy. However, in the case the number of remaining Directors satisfies the legal requirement and such vacancy does not cause any difficulties in the operation of the business, the appointment through by-election may be suspended, or postponed until the holding of the next ordinary shareholder meeting.


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     (2) In the event that the number of outside Directors is less than half of total number of Directors due to the death or resignation of outside Directors or any other reason, the outside Directors shall be elected to fill the vacancy at the General Meeting of Shareholders to be held first after such cause so as for the number of outside Directors to be half or more of total number of Directors.


ARTICLE 36. REMUNERATION OF DIRECTORS

     (1) The limits of the salaries and performance incentives of the Directors shall be determined by resolution of the General Meeting of Shareholders. The Board of Directors shall determine the detailed operation standards thereof.

     (2) Any severance allowance paid to the standing Directors shall be in accordance with Severance Allowance Regulations for Directors as approved by the General Meeting of Shareholders.

     (3) The Company may pay to the outside Directors the expenses required for the performance of service.


ARTICLE 37. INDEMNIFICATION OF DIRECTORS

     The Company shall indemnify, to the extent permitted by the Commercial Code, the Directors from and against all expenses, losses or liabilities incurred in connection with defending any action, claim or proceedings to protect the interest of the Company in the capacity of Directors, except for in case of willful misconduct or mistake with respect to duties.


ARTICLE 38. AUTHORITY OF THE BOARD OF DIRECTORS

     (1) The Board of Directors shall have the power to take actions in respect of all such acts and things put on the agenda by any of the Directors relating to important matters regarding the administration of the Company or as are required by laws or regulations or by these Articles of Incorporation.

     (2) The Board of Directors may delegate its powers to the Special Committees as prescribed in


                                       17
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Paragraph (1) of Article 45 in accordance with the Korean laws and regulations and these Articles of Incorporation.


ARTICLE 39. CONSTITUTION AND CONVENING OF MEETING OF THE BOARD OF DIRECTORS

     (1) The Board of Directors shall consist of all the Directors.

     (2) Either Representative Director may convene all Meetings of the Board of Directors. Any other Director who wishes to convene a Meeting of the Board of Directors shall make his request to either Representative Director and the Representative Director shall convene the Meeting.

     (3) Written or oral notice of each Meeting of the Board of Directors shall be given at least one day prior to the scheduled meeting date to each of the Directors. No notice shall, however, be required for a regular Meeting of the Board of Directors or if all of the Directors consent thereto.

     (4) The Meetings of the Board of Directors may be held by means of a video conference or other similar arrangement whereby all or part of the Directors may participate in the Meeting and are entitled to vote on matters before the Board of Directors. In such case, a Director participating in the Meeting by such arrangement shall be considered present at the Meeting.


ARTICLE 40. PRESIDING DIRECTOR OF THE BOARD OF DIRECTORS

     (1) The Chairman of the Company shall preside at a Meeting of the Board of Directors.

     (2) In the event that Chairman cannot preside at a Meeting of the Board of Directors, the President, the Vice-President in accordance with their order of authority shall take his place as presiding Director.


ARTICLE 41. ADOPTION OF RESOLUTIONS OF THE BOARD OF DIRECTORS

     (1) The majority of Directors shall constitute a quorum for a Meeting of the Board of Directors. All actions and resolutions taken at a Meeting of the Board of Directors shall be adopted by the affirmative vote of a majority of the Directors present.


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     (2) A Director having a special interest with respect to the resolution shall not exercise his voting right.


ARTICLE 42. FORMALITIES OF THE BOARD OF DIRECTORS

     The Representative Directors shall set the agenda for each Meeting and make proposals for resolution thereat. If any Director other than the Representative Directors plans to make proposals at the Meeting of the Board of Directors, he shall submit a written summary thereof to the Representative Directors.


ARTICLE 43. MATTERS OF URGENCY

     The Chairman or in the absence of the Chairman, other Directors in the order of priority as prescribed in Paragraph (2) of Article 40 hereof, may act upon matters of urgency without resolution of the Board of Directors by obtaining prior unanimous consent of all the other Directors. Immediately following the execution of such actions, a Meeting of the Board of Directors shall be convened to deliberate on and ratify the actions so taken.


ARTICLE 44. MINUTES OF THE MEETING

     With respect to the proceedings of the Meetings of the Board of Directors, the minutes should be made. The agenda, the substances of course, and the results of the proceedings of the Meetings of the Board of Directors, the name of objecting director and the reasons of objection shall be recorded in the minutes which shall bear the names and seals or the signatures thereon of the Directors present at the Meeting.


ARTICLE 45. SPECIAL COMMITTEES

     (1) The Company shall have special committees under the control of the Board of Directors as follows:

     1.   Director Candidate Recommendation and Evaluation Committee;


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     2.   Finance and Operation Committee;

     3.   Executive Management Committee; and,

     4.   Audit Committee.

     (2) Except as otherwise provided by any relevant laws, authority, constitution and operation of the special committee shall be determined by a resolution of the Board of Directors.

     (3) Matters regarding composition and duties of the Audit Committee shall be determined in accordance with Chapter VI.


ARTICLE 46. EXECUTIVE OFFICERS

     (1) The Company shall have Executive Officers to execute the matters resolved by the Board of Directors and the important matters relating to other management of the Company.

     (2) The Executive Officers shall be appointed by the Representative Director and Chairman; provided, however, that the appointment of the Executive Officer to the important position designated by the Board of Directors shall be approved by the Board of Directors.

     (3) The Executive Officers are senior executive vice presidents, executive vice presidents and senior vice presidents, and the salaries and performance incentives payable to such Executive Officers will be determined by resolution of the Board of Directors. Any severance allowance shall be in accordance with the standards for the senior executive vice presidents, executive vice presidents and senior vice presidents of Directors Severance Allowance Regulations as approved by the General Meeting of Shareholders

     (4) The allocation of work between Executive Officers shall be made by the Representative Director and the Chairman.

     (5) The term of office of the Executive Officers shall not be for more than two (2) years; provided that the proviso of Article 34 shall apply mutatis mutandis.



ARTICLE 47. CONSULTANT AND PART-TIME OFFICER


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     The Company may have consultants and part-time officers who will be treated as Officers of the Company if it is required for the business.


                           CHAPTER VI. AUDIT COMMITTEE


ARTICLE 48. CONSTITUTION AND APPOINTMENT OF MEMBERS OF AUDIT COMMITTEE

     (1) The Audit Committee of the Company shall consist of three (3) or more Directors. All of the members shall be elected from the outside Directors.

     (2) When appointing a member of the Audit Committee, who is outside Director, at the General Meeting of Shareholders, a shareholder holding more than 3% of the Company's issued and outstanding shares shall not be entitled to exercise his voting rights for that excess portion.

     (3) In the event that the number of the Audit Committee does not satisfy the requirement referred to in Paragraph (1) due to the death or resignation of members or any other reasons, the members shall be elected to fill the vacancy at the General Meeting of Shareholders to be held first after such cause so as for the number of members to satisfy the requirement referred to in Paragraph
(1).

     (4) The chairman of the Audit Committee shall be elected by a resolution of the Audit Committee.


ARTICLE 49. DUTIES OF AUDIT COMMITTEE

     (1) The Audit Committee shall examine the accounting and financial records of the Company.

     (2) The Audit Committee may request to convene an Extraordinary General Meeting of Shareholders by submitting a written request specifying the agenda of the meeting and the reason for the meeting.

     (3) If it is required for carrying out business, the Audit Committee may demand a subsidiary to make a report on the business. In such case, if the subsidiary fails to make an immediate report, or it is required to confirm the contents of such report, the Audit Committee may investigate the business and conditions of assets of the subsidiary.


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     (4) The Audit Committee shall prepare an audit report on the Company's financial statements and shall report the same to the General Meeting of Shareholders.

     (5) The Audit Committee shall record the substance of the course of the proceedings of their meetings and the results thereof in the minutes and shall record the procedure of the inspection and the results thereof in the inspection book, on which the name and seal of the members shall be affixed or which shall be signed by such members.

     (6) The Audit Committee may receive advice from outside professionals when necessary, for which the Company shall cover any expenses therefrom.


ARTICLE 50. QUORUM AND ADOPTION OF RESOLUTIONS

     Article 41 shall apply, mutatis mutandis, to the quorum and adoption of resolution of the Audit Committee.


ARTICLE 51. APPOINTMENT OF EXTERNAL AUDITOR

     An external Auditor of the Company pursuant to the Act on External Audit of Joint-stock Companies shall be appointed by the approval of the Audit Committee and matters regarding such appointment shall be reported to the Ordinary General Meeting of Shareholders initially convened after the appointment.


                             CHAPTER VII. ACCOUNTING


ARTICLE 52. FISCAL YEAR

     The fiscal year of the Company shall commence on each January 1 and shall end on December 31 of the same year.


ARTICLE 53. SUBMISSION, APPROVAL AND PUBLICATION OF FINANCIAL STATEMENTS


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     (1) After the close of each fiscal year, the Representative Directors shall prepare and submit, with the Board of Directors' approval therefor, to the Audit Committee at least six (6) weeks before the date set for the opening of the Ordinary General Meeting of Shareholders, a balance sheet, a profit and loss statement, a statement of retained earnings distribution or deficit disposal (hereinafter "Financial Statements"), any supplementary schedules and a business report for the pertinent fiscal year.

     (2) The Audit Committee shall prepare and submit their reports to the Representative Directors within four (4) weeks from the date they received the documents under paragraph (1) above.

     (3) The Representative Directors shall submit the financial statements to and obtain approvals from the Ordinary General Meeting of Shareholders and shall make a report of the Business Report.

     (4) The Representative Directors shall make public the balance sheet, without delay, after the Ordinary General Meeting of Shareholders has approved the documents described in Paragraph (3).


ARTICLE 54. DISCLOSURE OF FINANCIAL STATEMENTS

     The Representative Directors shall make available for inspection, the financial statements, business report and auditor's report of the Company one week before the date of each Ordinary General Meeting of Shareholders at the head office, and certified copies thereof at branch offices. Such documents shall be kept and remain open to inspection for five years and three years at these respective places.


ARTICLE 55. DISPOSITION OF RETAINED EARNINGS

     Retained earnings for any fiscal year shall be disposed in the following order, but it may be appropriated for purposes other than those listed below if approved by the General Meeting of Shareholders:

     1. Legal reserves (required to be more than one-tenth of cash dividends paid for the pertinent fiscal year);


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     2.   Other statutory reserves;

     3.   Dividends to shareholders;

     4.   Merits bonuses for retiring Directors;

     5.   Discretionary reserves;

     6.   Average dividend reserves and other dispositions;

     7.   Retained earnings carried forward to next fiscal year.


ARTICLE 56. DIVIDENDS

     (1) Dividends may be paid in either cash or shares.

     (2) In the case of stock dividends, the Company may issue different types of shares to the shareholders by the resolution of the General Meeting of Shareholders.

     (3) The Company may pay interim dividends in cash by a resolution of the Board of Directors once each fiscal year. In such case, the record date for the distribution of interim dividends shall be the 30th day of June.

     (4) Dividends referred to in Paragraphs (1) and (3) shall be paid to the shareholders and registered pledgees whose names appear in the shareholders' register of the Company as of the last day of each fiscal year or the record date for the distribution of interim dividends.


ARTICLE 57. REDEMPTION OF SHARES BY GAINS

     (1) The Company may redeem the shares with the gains payable to the shareholders by the process set forth in the relevant laws.

     (2) Purpose of redemption, type of shares to be redeemed, time and method of redemption and other detailed matters regarding redemption by gains shall be determined by the Board of Directors,


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

unless otherwise set forth in the relevant laws.


                            ADDENDA (MARCH 14, 2003)

     The amended Articles of Incorporation shall be effective from the date on which they are approved by the resolution at the Ordinary General Meeting of Shareholders for the 35th fiscal year.


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